Exhibit     10.47

                       MANUFACTURING AND SUPPLY AGREEMENT

 This Manufacturing and Supply Agreement ("Agreement") is entered into as of the date signed by the last party to sign this Agreement, and with an effective date of February 8, 2006 (the "Effective Date") by and between Hyaluron Inc., with its principal place of business at 99 S. Bedford Street, Suite 2, Burlington, MA 01803, ("Hyaluron") and Hemispherx Biopharma, Inc., ("Hemispherx"), a Delaware corporation, having its principal place of business at 1617 JFK Boulevard, Philadelphia, PA. 19103. Hyaluron and Hemispherx may be referred to herein as a "Party" or, collectively, as the "Parties".

WHEREAS, Hemispherx is engaged in the business of developing therapeutic product(s); and

WHEREAS, Hyaluron is in the business of developing, manufacturing, testing and packaging sterile pharmaceutical products; and

WHEREAS, Hemispherx desires to utilize Hyaluron to develop, manufacture, test, and/or package supplies of the product(s) as designated by Hemispherx:

NOW, THEREFORE, the Parties agree as follows:

     Definitions. As used herein the following terms will have the following meanings:

         "API" means the raw material components of the Product, as specified and provided to Hyaluron by Hemispherx.

         "Batch" means the entire amount of Product yielded from a manufacturing event using a specific quantity of APIs, Excipients, and components processed in accordance with the Master Batch Record and the Manufacturing Standards.

         "Batch Record" means the document created as and after each Batch is Processed and Packaged. Each Batch Record will reflect and incorporate all aspects of the Master Batch Record, the applicable Certificate of Analysis, and any Manufacturing Variance Reports issued with respect to such Batch.

         "Batch   Release"  means  the  final  sign-off  by  a  party's  quality department marking the culmination of the quality process through which a batch of Product is shown to conform to all aspects of the Manufacturing Standards.

         "Bulk" means the bulk API for formulation.

         "Compounded Bulk" means the API and Excipients which have been compounded but not filled or packaged or finished into a final dosage presentation.

         "Certificate of Analysis" means a certificate that accompanies each shipment of APIs or Product certifying that the APIs or Product meets the specifications as defined in the Manufacturing Standards.

         "Date of Manufacture" means the date of sterile filtration and/or filling of the Compounded Bulk.

         "Excipient" means any substance other than the API used in formulating the Compounded Bulk.

         "API Reference Standard" means a quantity of APIs with a known assay, supplied by Hemispherx, with which Hyaluron may perform comparative analysis to API samples having an unknown assay.

         "API Specifications" means the specifications with respect to the APIs as set forth in the Master Batch Record.

          "Manufacturing Standards" means the specifications for Processing, Packaging, and storing the Product set forth in the Specifications, the Master Batch Record, CGMPs (as defined below), MSDSs, the QA Schedule and all applicable U.S. laws and regulations, to the extent such terms and conditions are not inconsistent with this Agreement.

         "Manufacturing Variance Report" means a written report indicating any significant variance in the Processing or Packaging of a Batch from the procedures set forth in the Master Batch Record.

         "Master Batch Record" means the document, as may be amended from time to time, specifying: (i) the API Specifications, (ii) the procedures for testing and releasing the APIs, (iii) the Excipients, (iv) the Primary Components, (v) Secondary Packaging, (vi) the Specifications, (vii) the formula (listing the APIs and the Excipients for the Product), and (viii) the procedures for manufacturing the Product (listing the APIs, the Excipients, the Primary Components, and the Secondary Packaging).

         "To Package" and "Packaging" means the act of inspecting, labeling, and packing the Product into units.

         "Primary Components" means the vial/syringe, stopper, and seal as identified in the Master Batch Record.

         "Process" or "Processing" means the manufacturing procedures, or any part thereof, involved in manufacturing the Product in accordance with the Manufacturing Standards.

         "Product" means finished product in final dosage presentation.

         "Release Date" means the date on which Hyaluron notifies Hemispherx that the quality control samples are available and the Batch Record is done.

         "Specifications" means the specifications for the APIs, the Excipients, the Primary Components, the Secondary Packaging, and the in-process and release specifications for the Product, as set forth initially in the applicable Statement or Work and, subsequently in the Master Batch Record. Revisions to Specifications may be made by the Parties from time to time and such changes will be reflected in the Master Batch Record.

         "Qualified Supplier" means a supplier of materials or components that has been audited and/or assessed by Hyaluron and has passed Hyaluron's quality assurance standards.

         "Secondary Packaging" means any component other than Primary Components used to convert primary units into units.

         "Shipping   Components"  means  the  packaging,   boxes,  and  shipping
containers into which the Product is placed for shipment to Hemispherx.

         "Variance" or "Deviation" means a departure from an established quality standard (e.g., CGMP standard operating procedure, manufacturing work order, Packaging order, raw material or Product Specification, analytical control procedure, water monitoring procedure, equipment maintenance schedule, or any unusual occurrence), which may be either anticipated or unanticipated departures from established quality standards and may have the potential to affect the safety, identity, strength, quality or purity of the Product or Compounded Bulk.

 1. Quotation. Hyaluron will provide to Hemispherx the manufacturing and related services (the "Services") as described in the applicable Quotation (the "Quotation"), a form of which is attached hereto as Exhibit A and incorporated herein by reference. The Parties will mutually agree to the contents of each Quotation and any amendments thereto. Each Quotation will, in addition to other matters, address the quality assurance and control procedures. The Quotation may specify that Hemispherx will provide certain materials to Hyaluron or require that Hyaluron acquire certain materials from a particular source. If Hemispherx provides materials to Hyaluron, title in and risk of loss of such materials will remain with Hemispherx. In the event Hemispherx requests additional services relating to this Agreement, the Parties may mutually agree upon such services and the costs related thereto in a separate written agreement, which must be signed by authorized representatives of both Parties before any such costs are incurred.

2.       Compensation for Services.
         -------------------------
     Compensation for the Services will be as specified in the Quotation. Hyaluron will bill Hemispherx for the Services as specified in the applicable Purchase Order. Such invoices will be payable upon receipt by Hemispherx. All pricing, payments, credits, allowances or other monetary adjustments under this Agreement will be in U.S. Dollars.


3.      Advance Notice For Services.
        ---------------------------
     Hemispherx agrees, according to CGMP standards, to give Hyaluron 60 days advance written notice for each Product Order under the terms of this Agreement.

 4.      Services.
         --------

         (a) All Services will be conducted in accordance with the applicable Quotation and Hyaluron's internal Standard Operating Procedures ("SOPs"), copies of which will be available for inspection by Hemispherx or its designated representatives at Hyaluron upon reasonable notice. Notwithstanding the foregoing, unless otherwise specified in the applicable Purchase Order, the manufacturing of the Product will be conducted in accordance with EU Annex I, ISO 13485: 2003, ISO 9001: 2000, 21 CFR 211, and Current Good Manufacturing Practices ("CGMPs") as described in the relevant United States Food and Drug Administration ("FDA") regulations and guidelines for the manufacture, control and storage of human pharmaceutical products, including, without limitation, the FDA's guidance for industry titled "Sterile Drug Products Produced by Aseptic Processing - Current Good Manufacturing Practice", dated September 2004. If change(s) to ISO, European, CFR, and/or FDA standards affect manufacture/production of the Product Hyaluron and Hemispherx shall negotiate in good faith change(s) to prices being charged by Hyaluron to Hemispherx.

          (b) Hyaluron will follow CGMP standards to manufacture for Hemispherx, or any third party designated by Hemispherx and agreed to by Hyaluron, clinical Batches of a finished dosage form of the Product per the Manufacturing Standards, and as may be further developed by Hyaluron, using the APIs, components and Excipients specified. Both Parties will promptly notify each other of any new instructions or specifications required by CGMP. Upon request, Hyaluron will provide Hemispherx with (a) a written description of any actions taken to comply with new or revised CGMPs that affect the Product and/or (b) copies of Hyaluron's manufacturing records, including its Batch Records regarding the Product, for the purposes of assuring product quality and compliance with agreed-upon manufacturing procedures.

         (c) Hyaluron will adhere to the Specifications and requirements, as detailed in the Master Batch Record, the Manufacturing Standards and mutually agreed upon protocols, where such specifications are in compliance and agreement with FDA and other applicable regulatory agency guidelines. Hyaluron will obtain Hemispherx's prior approval before it implements any change in the materials, equipment, process or procedures used to manufacture the Product that would constitute a significant Deviation under CGMP, such approval not to be withheld by Hemispherx unreasonably. Hyaluron will disclose all proposed changes in such manufacturing materials, equipment, process or procedure to Hemispherx.

         (d) In the event that the Bulk fails to meet in-process or release specifications, Hemispherx may authorize a Deviation from the Batch Record in an attempt to salvage the Batch. Hemispherx assumes responsibility for all costs associated with batch failure(s) until such time as Hyaluron has validated the filling line for the Product. Hyaluron will assume responsibility for Excipient costs for batch failures occurring subsequent to product fill line validation, unless such batch failures result from negligence by Hemispherx. At no time will Hyaluron be responsible for API costs resulting from batch failure.

         (e) Hyaluron will obtain materials and components for production from Qualified Suppliers.

         (f) Hyaluron and Hemispherx will mutually develop a Master Batch Record for the Product following the technical specifications, methods and know-how provided by Hemispherx.

         (g) Hemispherx will transfer to Hyaluron appropriate methods and in process assays for manufacturing the Product. Such methods and in process assays will be confirmed, or if requested, validated by Hyaluron for their application to the finished Product.

         (h) Hyaluron will provide Hemispherx with copies of executed Batch Records, process deviations and analytical data showing that the Specifications have been met, following completion of the manufacture of the Product. Hemispherx will have the right to review and approve Master Batch Records, to approve planned process deviations and to receive prompt notice of unplanned process deviations.

         (i) In the event that Hemispherx proposes any significant change to the Specifications or manufacturing Process, Hemispherx will deliver written notice to Hyaluron describing such Change. Hyaluron will respond to any such notice within 15 days after Hyaluron's receipt thereof; provided, however, that the Specifications or Process will not be supplemented, modified or amended in any respect without the prior written agreement of the Parties. If any change in the Primary Components, Secondary Packaging, Shipping Components, Processes or Product testing Specifications materially increases Hyaluron's cost to manufacture, test, or package the Product, Hyaluron reserves the right to make reasonable pricing adjustments if needed to accommodate such changes. Prior to initiating any work, Hyaluron will provide a scope of work and cost proposal. New pricing will be effective upon implementation of the new specifications or process.

         (j) Hyaluron will provide Hemispherx with all documents Hemispherx reasonably requests regarding its manufacturing processes and procedures for the Product. Where practicable, for an additional fee, Hyaluron may assist Hemispherx in obtaining approvals from other government or regulatory agencies which may be required for the conduct of clinical trials of the Product in other countries. Hyaluron agrees to cooperate with the FDA or other regulatory agencies.

          (k) Labeling and packaging will be approved by Hemispherx, and all labels and package inserts will be developed in accordance with Hyaluron's guidelines with regard to physical dimensions and handling procedures.

         (l) Hemispherx will conduct release testing on quality control samples obtained from each Batch of Hemispherx Product shipped by Hyaluron hereunder to confirm that such quality control samples conform to the Manufacturing Standards. Hyaluron will notify Hemispherx when the quality control samples are available and the Batch Record is done. At that point in time, Hemispherx shall request that the Hemispherx Product be shipped immediately to Hemispherx or another address selected by Hemispherx. Hemispherx will be deemed to have accepted the Batch 45 days after Hemispherx is notified that quality control samples are available or that the Batch Record is complete, whichever occurs first. Hyaluron must receive any and all comments on the Batch Record within 45 days after Hemispherx has been notified that the Batch Record is complete; otherwise Hemispherx shall be deemed to accept the Batch Record as is. After 45 days, Hemispherx will be deemed to have accepted the Batch, unless Hemispherx, by written notice ("Notice of Rejection/Nonconformance") to Hyaluron within the 45-day period initiates an investigation into the reasons for the failure to allegedly conform to the Manufacturing Standards by returning allegedly non-conforming Product to Hyaluron within 14 days after giving notice of such non-conformance. Once Hemispherx has been deemed to accept the Product, Hyaluron's responsibilities and liabilities for the Product will be null and void.


         (m) Hyaluron will have the right to sample and retest Product or to have an outside laboratory sample and retest Product if Hemispherx claims that such Product does not conform to the Manufacturing Standards. Disputes between the Parties as to whether any Product rejected by Hemispherx conforms to the Manufacturing Standards will be resolved by a mutually acceptable third party testing laboratory.

          (n) In the event that a batch of Compounded Bulk is found not to conform to the bulk release specification set forth in the Manufacturing Standards prior to initiation of the fill, Hyaluron will undertake one or more remedial steps in an attempt to bring the Compounded Bulk into specification. Should these remedial steps fail to bring the Compounded Bulk into specification Hemispherx may direct Hyaluron to terminate the manufacturing process at this stage.

         (o) Hyaluron will ship Product to the destination specified by Hemispherx in accordance with the applicable Hemispherx instructions and will store the Product in compliance with CGMP at Hyaluron's facilities until delivery. All shipping costs will be the responsibility of Hemispherx. Title to and risk of loss of the Product shall pass to Hemispherx as the Product is delivered F.O.B. via a common carrier. If Hemispherx requests Hyaluron to store Product longer than 2 weeks past the Release Date, there will be a storage charge applied which will be proportional to the quantity stored.


5.       Representations, Warranties and Covenants.
         -----------------------------------------

         (a)      Hyaluron represents and warrants to Hemispherx that:

                  (i) All Product furnished pursuant to this Agreement will conform to the relevant Specifications except in case of variance or deviation of which Hemispherx has been notified by Hyaluron;

                  (ii) All Product furnished pursuant to this Agreement will be manufactured and stored in accordance with, and all packaging and labeling operations will be conducted in compliance with, CGMPs and other applicable FDA and other governmental laws and regulations;

                  (iii) All manufacturing under this Agreement will be performed with the degree of skill and diligence normally employed by a contract manufacturer performing the same or similar services; and

                  (iv) Hyaluron's application of any intellectual property, other than that provided to Hyaluron by Hemispherx, in the performance of the Services will not infringe any third party intellectual property rights.

                  (v) Hyaluron represents as of the date of this Agreement and continuously during the term of this Agreement that, to the best of its knowledge, it and its employees, affiliates, contractors, and agents have never been (i) debarred or (ii) convicted of a crime for which a person can be debarred, under Section 335(a) or 335(b) of the Federal Food, Drug, and Cosmetic Act (the "Act"). Hyaluron represents that it has never been and, to the best of its knowledge, none of its employees, affiliates, contractors, or agents has ever been (i) threatened to be debarred under the Act or (ii) indicted for a crime or otherwise engaged in conduct for which a person can be debarred under the Act. Hyaluron agrees that it will promptly notify Hemispherx in the event it receives notification of any such debarment, conviction, threat or indictment.

         (b) Hemispherx represents and warrants to Hyaluron that Hyaluron's application of any intellectual property provided to Hyaluron by Hemispherx in the performance of the Services will not infringe any third party intellectual property rights, and Hemispherx agrees under this Section and under Section 11 to fully indemnify Hyaluron in the event that Hyaluron's application of any intellectual property in the performance of the Services infringes on any third party intellectual property rights.

         (c) Each of Hemispherx and Hyaluron represent and warrant to the other that:

                  (i) it is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

                  (ii) this Agreement is a legal and valid obligation of it, binding upon it and enforceable against it in accordance with the terms of this Agreement;

                  (iii)  the  execution,   delivery  and   performance  of  this
Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which such may be bound, and does not violate any law or regulation of any court, governmental body or administrative or other agency having authority over it; and

                  (iv) it has not done any act or knowingly omitted to do any act, and, to the best of its knowledge, after due inquiry, no event has occurred, in each case during the period between the Effective Date and the date this Agreement is entered into, that would (1) constitute a breach by it of any provision of this Agreement, (2) cause the other party to incur any material liability other than as to obligations to perform work and make payments in accordance with this Agreement or (3) render any of its representations and/or warranties untrue.

6.       Records.
         -------
     Hyaluron  will  maintain   adequate  and  accurate   records  covering  the
manufacture, quality control testing and release of the Product and all other Services provided hereunder in accordance with CGMPs and Hyaluron's QA SOPs.

 7.   Inspections.
      -----------
 Hemispherx   will   have  the   right  to   schedule   site
 inspections/compliance audits as needed, provided reasonable advance notice is given to schedule such audits and such audits are carried out during normal business hours. All inspections/audits will be performed in such a manner as not to unduly delay the performance of the Services. Hemispherx will be permitted to attend any FDA or other regulatory inspections relating to the Services specific to Hemispherx's product(s). Routine audits in excess of one audit day per calendar year will be billed to Hemispherx at Hyaluron's prevailing daily audit charge rate. Audits related to FDA compliance of Hemispherx's product(s) or failures in product quality may be conducted by Hemispherx without charge by Hyaluron.

8.       Confidentiality.
         ---------------

         8.1      Hemispherx Confidential Information

         (a) Hyaluron agrees during the term of this Agreement and for five (5) years thereafter that it will take all steps reasonably necessary to: (i) hold Hemispherx Confidential Information in trust and confidence, (ii) not use
Hemispherx Confidential Information in any manner or for any purpose not expressly set forth in this Agreement, and (iii) not disclose any such Hemispherx Confidential Information to any third party without first obtaining Hemispherx's express written consent on a case-by-case basis. "Hemispherx Confidential Information" means (A) this Agreement and any schedules and attachments hereto, (B) the Product, and (C) any other information disclosed by Hemispherx to Hyaluron whether orally or in writing that (1) Hemispherx identifies at the time of disclosure as Hemispherx Confidential Information and
(2) if disclosed in writing, is marked confidential or proprietary or (3) if disclosed orally by Hemispherx, is summarized and reduced to writing within thirty (30) business days of the oral disclosure and marked confidential or proprietary. Notwithstanding the other provisions of this Agreement, nothing received by Hyaluron will be considered to be Hemispherx Confidential Information if Hyaluron can establish by competent proof that (A) such information has been published or is otherwise readily available to the public other than by a breach of this Agreement; (B) such information has been rightfully received by Hyaluron from a third party without confidential limitations; (C) such information has been independently developed for Hyaluron by personnel or agents; or (D) such information was known to Hyaluron prior to its first receipt from Hemispherx. Hyaluron may only disclose Hemispherx Confidential Information to those employees of Hyaluron who are required to have the information in order to perform its obligations under this Agreement and third parties who are bound by confidentiality restrictions no less stringent than those contained in this Agreement. Notwithstanding the foregoing limitations on disclosure, Hyaluron may disclose such information as is required by any law, rule, regulation, order, decision, decree, subpoena or other legal process to be disclosed. If such disclosure is requested by legal process, Hyaluron will notify Hemispherx of this request promptly prior to any disclosure to permit Hemispherx to oppose such disclosure by appropriate legal action.

         (b) Hyaluron agrees that it will take all reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of Hemispherx Confidential Information. Without limiting the foregoing, Hyaluron will take at least those measures that it takes to protect its own confidential information; however, in no event, will less than a reasonable standard of care be used. Hyaluron will make copies of Hemispherx Confidential Information solely as necessary to perform its obligations under this Agreement. Hyaluron will immediately notify Hemispherx in the event of any unauthorized use or disclosure of Hemispherx Confidential Information of which Hyaluron is or becomes aware.

     8.2          Hyaluron Confidential Information

         (a)  Hemispherx  agrees during the term of this  Agreement and for five
(5) years thereafter that it will take all steps reasonably necessary to (i) hold Hyaluron Confidential Information in trust and confidence, (ii) not use Hyaluron Confidential Information in any manner or for any purpose not expressly set forth in this Agreement, and (iii) not disclose any such Hyaluron Confidential Information to any third party without first obtaining Hyaluron's express written consent on a case-by-case basis. "Hyaluron Confidential Information" means any information disclosed to Hemispherx whether orally or in writing that Hyaluron (1) identifies at the time of disclosure as Hyaluron Confidential Information and (2) if disclosed in writing, is marked confidential or proprietary or (3) if disclosed orally by Hyaluron, is summarized and reduced to writing within thirty (30) business days of the oral disclosure and marked confidential or proprietary. Notwithstanding the other provisions of this Agreement, nothing received by Hemispherx will be considered to be Hyaluron Confidential Information if Hemispherx can establish by competent proof that (A) such information has been published or is otherwise readily available to the public other than by a breach of this Agreement; (B) such information has been rightfully received by Hemispherx from a third party without confidential limitations; (C) such information has been independently developed for Hemispherx by personnel or agents without use of or reference to the Hyaluron Confidential Information; or (D) such information was known to Hemispherx prior to its first receipt from Hyaluron. Hemispherx may only disclose Hyaluron
Confidential Information to those employees or independent contractors of Hemispherx who have a need to know the information in order to perform their duties at Hemispherx and who are bound by confidentiality restrictions no less stringent than those contained in this Agreement. Notwithstanding the foregoing limitations on disclosure, Hemispherx may disclose such information as is required by any law, rule, regulation, order, decision, decree, subpoena or other legal process to be disclosed. If such disclosure is requested by legal process, Hemispherx will notify Hyaluron of this request promptly prior to any disclosure to permit Hyaluron to oppose such disclosure by appropriate legal action.

                  (b) Hemispherx agrees that it will take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Hyaluron Confidential Information. Without limiting the foregoing, Hemispherx will take at least those measures that it takes to protect its own confidential information; however, in no event, will less than a reasonable standard of care be used. Hemispherx will immediately notify Hyaluron in the event of any unauthorized use or disclosure of the Hyaluron Confidential Information of which Hemispherx is or becomes aware.


9.       Intellectual Property.
         ---------------------

Hyaluron agrees that Hemispherx has and will retain sole and exclusive rights of ownership in and to any Hemispherx Confidential Information. Hemispherx agrees that Hyaluron has and will retain sole and exclusive rights of ownership in and to any Hyaluron Confidential Information. The parties do not plan to jointly develop any devices or processes. The parties agree, however, if a device or process is jointly developed, they will jointly own such device or process.



 10.     Term and Termination.
         --------------------

         (a) This Agreement will continue for five years from the date of execution. Notwithstanding the foregoing, this Agreement may be extended by written agreement of both of the parties. Termination of this Agreement will not affect any right or obligations of the parties that arose prior to such termination.

         (b) This Agreement may be terminated by Hemispherx if Hyaluron materially breaches this Agreement and Hyaluron fails to cure such breach within 30 days from the receipt of prior written notice from Hemispherx. This Agreement may be terminated by Hyaluron if Hemispherx materially breaches this Agreement and Hemispherx fails to cure such breach within 30 days from the receipt of prior written notice from Hyaluron. In the event of termination by Hyaluron or by Hemispherx, Hyaluron will be entitled to payment for any portion of the Services completed and for any noncancellable expenses incurred prior to the date of notification of termination pursuant to this Agreement. Payment is due upon the date of receipt by Hemispherx of the final invoice and receipt by Hemispherx of all items specified in this Section 10(b).

          (c) This Agreement may be terminated by either party if the other party enters into liquidation whether compulsory or voluntarily otherwise than for the purpose of amalgamation or reconstruction, or a petition in bankruptcy is filed by or against either party in any competent court and the same is not dismissed within 120 days or if the other party is adjudicated bankrupt or insolvent or if the other ceases to do business, or otherwise terminates its business operations.

         (d) This Agreement may be terminated by Hemispherx if Hemispherx decides to no longer continue manufacturing or distributing the Product.

         (e) In the event of termination for any reason, Hyaluron will return to Hemispherx all materials Hemispherx provided to Hyaluron hereunder, and, upon Hemispherx's request, work completed or in progress by Hyaluron pursuant to this Agreement, including any reports and other documentation, except that Hyaluron may for record-keeping purposes retain two copies, one paper and one electronic, of any documentation.



11.      Indemnification.
         ---------------

         (a) Hemispherx agrees to defend, indemnify and hold harmless Hyaluron, its affiliates, officers, directors, employees and agents (collectively, the "Hyaluron Parties") from and against any and all costs (including reasonable legal fees), damages, expenses, losses, suits, claims and demands, in any manner caused by, resulting from or arising out of third party claims or suits related to: (i) activities to be carried out by Hemispherx pursuant to this Agreement;
(ii) the distribution of the Product or its use in clinical trials, including, but not limited to, any side effects, contraindications, illness, and/or death resulting from use of the product; and (iii) a claim by a third party that Hyaluron's use in the Services of intellectual property provided to Hyaluron by Hemispherx infringes such third party's intellectual property rights; provided, however, that the foregoing indemnification will not apply to the extent such costs, damages, expenses, losses, suits, claims or demands result from:

i.       the gross negligence or willful misconduct of any Hyaluron Party; or

ii. Hyaluron's failure to comply with applicable FDA or other governmental laws and regulations.

         (b) Hyaluron agrees to defend, indemnify and hold harmless Hemispherx, its affiliates, officers, directors, employees and agents (collectively, the "Hemispherx Parties") from and against any and all costs, damages, expenses, losses, suits, claims and demands, in any manner caused by, resulting from or arising out of third party claims or suits related to: (i) the gross negligence or willful misconduct of any Hyaluron Party; (ii) Any act by a Hyaluron Party outside the scope of this Agreement; (iii) Hyaluron's failure to comply with applicable FDA or other governmental laws and regulations; or (iv) a claim by a third party that Hyaluron's use in the Services of intellectual property, other than that provided to Hyaluron by Hemispherx, infringes such third party's intellectual property rights; provided, however, that the foregoing indemnification will not apply to the extent such costs, damages, expenses, losses, suits, claims or demands result from:

i.     the gross negligence or willful misconduct of any Hemispherx Party; or

ii. Hemispherx's failure to comply with applicable FDA or other governmental laws and regulations.

         (c) In the event that either party seeks indemnification under the terms of this Section 11 ("the Indemnified Party"), it will inform the other party (the "Indemnifying Party") of the claim as soon as reasonably practicable after it receives notice thereof (but in any event within 15 days of receipt of notice of such claim). The Indemnifying Party will have the right, but not the obligation to, at the Indemnifying Party's cost, to assume direction and control of the defense of the claim, and will cooperate as requested (at the expense of the Indemnifying Party), in the defense of the claim. The Indemnifying Party will not settle or otherwise compromise any claim or suit in any manner which requires the Indemnified Party to provide any consideration, admit fault or take any other action that would be binding on such Indemnified Party without the prior written consent of the Indemnified Party.

         12.      Limitation of Liability.
                  -----------------------

          (a) In no event will either party be liable to the other party for lost profits, loss of use, loss of business, business interruption, loss of data, cost of cover or any indirect, special, consequential, incidental, or punitive damages of any nature whatsoever, however caused and under any theory of liability whether based in contract, warranty, tort (including without limitation, negligence), strict liability, statutory or otherwise, arising out of or in connection with this Agreement even if the other party has been advised of the possibility of such damages.

          (b) Notwithstanding anything to the contrary herein, any limitations on liability will not be applicable to liabilities to the extent arising from the violations of law, recklessness or willful misconduct of a party.

13.               Miscellaneous.
                  -------------

         (a) Changes to this Agreement must be in writing and require the signature of authorized officers of Hemispherx and Hyaluron, provided, however that changes involving additional services will be handled in accordance with
Section 1.

         (b) Hyaluron agrees to perform all the work under this Agreement as an independent contractor. Hyaluron is not an employee, partner, representative or joint venture of or with Hemispherx, and nothing in this Agreement will be construed to create such a relationship. Neither party will have the power or right to bind or obligate the other.

         (c) Notices under this Agreement will be in writing and delivered personally or by United States mail, certified mail or courier to the following individuals:


To Hemispherx:
William A. Carter, M.D.
Chief Executive Officer
Hemispherx Biopharma, Inc.
1617 JFK Blvd.
Philadelphia, PA 19103

To Hyaluron:
Rebecca Butler, Esq.
Corporate and Legal Affairs Manager
 Hyaluron Inc.
 20 Blanchard Road
 Burlington, MA 01803



         (d) This Agreement will be governed and construed in accordance with the laws of the state of Delaware, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

         (e) If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision will be deemed amended to conform to the applicable laws of such jurisdiction so as to be valid and enforceable. If the offending provision cannot be so amended without materially altering the intention of the Parties: (i) it will be stricken; (ii) the validity, legality and enforceability of such provision will not in any way be affected or impaired in any other jurisdiction; and (iii) the remainder of this Agreement will remain in full force and effect.

         (f) This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supercedes all previous agreements (oral and written). Any form containing other terms and conditions of sale will not have the effect of modifying the terms and conditions of this Agreement unless this Agreement is specifically amended as provided herein. This Agreement will be binding upon and inure to the benefit of the Parties and their successors and permitted assigns.

         (g) Hyaluron, on behalf of itself and its employees, agents, subcontractors and affiliates, agrees not to use the name of Hemispherx or any of its employees, agents or affiliates, or reference any of their products, in any publicity, advertising or other publication without Hemispherx's prior written approval. Results and services provided by Hyaluron do not constitute an endorsement of the Product or Hemispherx's scientific conclusions. Hemispherx agrees not to use Hyaluron's name in a manner that could reasonably be construed as such an endorsement or in any other publicity or advertising without Hyaluron's prior written approval, provided, however, it is understood and agreed that Hemispherx may make such disclosures as may be required by federal securities laws without Hyaluron's prior written approval.

         (h) Neither party's failure to exercise, or delay in exercising any privileges, powers, rights or remedies under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy under this Agreement preclude further exercise of any other right or remedy hereunder. The rights and remedies of the Parties provided in this Agreement will not be exclusive and are in addition to any other rights and remedies at law or in equity.

         (i) Neither party will be liable to the other party in any manner whatsoever for any failure or delay in performing its obligations under this Agreement if and to the extent, and for the duration, that such is due to Force Majeure. Without prejudice to Section 10, any said failure or delay will not give either party the right to terminate this Agreement except, and to the extent that such Force Majeure continues for a period exceeding three (3) months. Hyaluron will be entitled to payment for any portion of the Services completed and for any noncancellable expenses incurred prior to the date of notification of termination pursuant to this Agreement and Hyaluron will return to Hemispherx all materials Hemispherx provided to Hyaluron hereunder, and, upon Hemispherx's request, work completed or in progress by Hyaluron pursuant to this Agreement, including any reports and other documentation. For the purposes of this Section 13(i), "Force Majeure" means any cause beyond the reasonable control of the party in question which for the avoidance of doubt and without prejudice to the generality of the foregoing will include governmental actions, war, riots, terrorism, civil commotion, fire, flood, epidemic, labor disputes (excluding labor disputes involving the work force or any part thereof of the party in question.

         (j) During the term of this Agreement, Hyaluron and Hemispherx will each maintain separate insurance coverage as follows: (1) Product Liability in amounts of at least US$2,000,000.00; (2) General Liability in amounts of at least US$2,000,000.00; (3) Workers compensation or foreign employer liability in amounts in accordance with local and national statute; and (4) Property in an amount of at least US$500,000.00 in accordance with local and national statute. All insurance amounts may be obtained by full, individual primary policy amount; a primary amount of less than minimum requirement enhanced by a blanket excess umbrella policy; or a combination of either. As an alternative to such insurance minimums, a party may provide evidence of adequate financing, for purposes of self-insurance, as certified by an independent actuary. The Parties will provide a certificate of insurance upon request by the other. The Parties will provide each other with at least 30 days prior written notice of any material change, cancellation or expiration of the above-required insurance.

IN WITNESS WHEREOF, this Agreement has been signed by an authorized corporate officer of each party as of the date first above written.


 Hyaluron Inc.

By:       /s/
         --------------------------------------------
         Rebecca Butler, Esq.
         Corporate and Legal Affairs Manager
Date:


HemispherxBiopharma, Inc.

By:        /s/
         --------------------------------------------
Name:
         --------------------------------------------
 Title:
         --------------------------------------------
 Date:
         --------------------------------------------

                                    Exhibit A

GENERAL PROVISIONS FOR THE PROJECT
Hyaluron Inc. will not:

o Modify the objectives  without client approval.
o Delete or modify any agreed specification  without client approval.
o Ship any supplies  without  expressed written client approval.

The Client will:
o        Provide raw materials in sufficient quantity on the agreed upon date
o Provide to Hyaluron Inc. any information pertinent to the project that may be known to the client.
o        Provide  safety and  toxicology  data and  information  (both known and suspected, including a MSDS) for any compound prior to project initiation as well as updates as information becomes available.
o The client agrees that any document submission to the FDA, domestic or international regulatory agencies or third parties, which are associated with work performed by Hyaluron Inc., will be reviewed by the appropriate Hyaluron Inc. staff, prior to the submission of said documents.

Audits:
Hyaluron Inc. allows the client an annual one-day audit with a one-time allowance of up to three audit days given on the first year, and one visit to the facility during development and during the fill. The visitation limitation does not include technology transfer issues that may arise and cause additional visits. Additional audits or visits will be charged to the client at a rate of $1,875 per day. Audits and visits will be scheduled in advance at a reasonable time.

Liability:
Hyaluron shall not be liable for damages for, nor shall this agreement be terminable by reason of, any delay or default in Hyaluron's performance hereunder if such a delay or default is caused by conditions beyond Hyaluron's control including, but not limited to, acts of God, regulation or law or other action of government or any agency thereof, war, insurrection, civil commotion destruction of production facilities or materials by earthquakes, fire, flood or storm, labor disturbances, epidemic, or failure of suppliers, public utilities or common carriers. Hyaluron agrees to promptly notify the client of any interruptions of supply as described above and to employ all reasonable efforts toward prompt resumption of its performance when possible if such performance is delayed or interrupted by reason of such event.


Supplies:
Unless otherwise specified in the proposal, the client will be invoiced for the cost plus 15% of all excipients, supplies and capital items necessary to complete the project (such as vials, stoppers, seals, labels, etc.).

Shipping:
All shipping and handling charges will be billed to the client.

Waste Disposal:
Client will be responsible for all waste disposal related to their product production. Client will be charged Hyaluron's cost plus 15%.

Variables and Additions:
The parties recognize that this is a development project leading to a commercial production and supply, and that, as such, unusual, unique and unexpected problems, requirements, or developments may arise which require additional unanticipated work such as additional analytical work due to customer request, out of specification results and/or analysis of samples placed on hold.

In the event any of these variables or others exist or occur, Hyaluron Inc will promptly identify them, and notify the client such that mutually agreeable terms can be reached. The additional work will proceed when agreement has been reached. Hyaluron will supply regulatory and other support for as requested at a billable rate of $150/hour.

Cancellations and Rescheduling:
All cancellation and rescheduling requests must be submitted in writing. Cancellation or rescheduling of clinical runs will incur the following fees:
-------------- ------------------------------- --------------------------------
Number of      Rescheduling                    Cancellation   Fee
days before    Fee  (if  rescheduled
scheduled run  within 30 days of initial)
-------------- ------------------------------- --------------------------------
-------------- ------------------------------- --------------------------------
> 30 days      None                            50% of Manufacturing Task Price
-------------- ------------------------------- --------------------------------
16 - 30 days   25% of Manufacturing Task Price 50% of Manufacturing Task Price
8 - 15 days    50% of Manufacturing Task Price 75% of Manufacturing Task Price
0 - 7 days     75% of Manufacturing Task Price 100% of Manufacturing Task Price
-------------- ------------------------------- --------------------------------
When canceling an entire project, the client forfeits the initial deposit paid at the beginning of the project and is responsible for project costs incurred up to the date of receipt of the cancellation notice as well as any associated costs to close down the project.

Terms of Payment:
50% of each task's cost is due upon acceptance of the task; 40% of each task becomes due as soon as filling services have taken place; the remainder is due prior to Hyaluron's release of the Batch Record to client. All equipment costs are due prior to Hyaluron's placement of a P.O. for purchase. All invoices are due and payable upon receipt and past due after thirty (30) days from the date of invoice. All amounts past due shall incur interest at the rate of 1.5% per month or the highest rate permitted by law (whichever is less). All payments shall be made to Hyaluron Inc. at the address specified on the front of the invoice.

The client assumes all responsibility for all legal fees and other collection costs made necessary by default in payment.